As filed with the Securities and Exchange Commission on April 18, 1997
                                                        Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             HARMON INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)
                               Missouri 44-0657800
        (State of incorporation) (I.R.S. Employer Identification Number)


               1300 Jefferson Court, Blue Springs, Missouri 64015
                                  816/229-3345
                    (Address of principal executive offices)

              Harmon Industries, Inc. 1996 Long Term Incentive Plan
                              (Full title of plan)

                           BJORN E. OLSSON, President
               1300 Jefferson Court, Blue Springs, Missouri 64015
                     (Name and address of agent for service)
                                  816/229-3345
         (Telephone number, including area code, of agent for service)

                                    Copy to:
                              James O. Selzer, Esq.
                            Morrison & Hecker, L.L.P.
                 2600 Grand Avenue, Kansas City, Missouri 64108
                                  816/691-2600



                         CALCULATION OF REGISTRATION FEE
================================================================================
                                      Proposed      Proposed
                                       Maximum      Maximum
                                      Offering     Aggregate
Title of Securities   Amount to be    Price Per     Offering      Amount of
 to be Registered    Registered (1)     Share        Price     Registration Fee
-------------------------------------------------------------------------------
                         9,000        $17.00 (2)  $   15,300     $   $4.64
                        26,000        $16.50 (2)  $  429,000     $  130.00
Common Stock,           76,000        $18.25 (2)  $1,387,000     $  420.30
$.25 par value         293,406        $17.19 (3)  $5,043,649     $1,528.38
================================================================================

(1)In the event of a stock split, stock dividend, or similar transaction involving the common stock of the Company (the "Common Stock"), the number of shares registered hereby shall automatically be increased to cover such additional shares as may be issued, in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act").
(2)Computed pursuant to Rule 457(h) under the Securities
   Act.
(3)Pursuant to Rule 457(c) and (h) under the Securities Act, the offering price is estimated, solely for the purpose of determining the registration fee, using the average of the high and low sales prices for the Common Stock on April 14, 1997, as reported by the Nasdaq National Market.

CROSS-REFERENCE SHEET SHOWING LOCATION OF THE INFORMATION REQUIRED BY PART I OF THE FORM S-8.


                                             Location or Caption in
Item Number and Caption in Form S-8     Registration Statement


                       PART I. INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

1. Plan Information                          *

2. Registrant Information and                *
   Employee Plan Annual Information


*Not applicable.  This information will be sent or given to participants participants pursuant to Rule 428(b)(1).

                          CROSS-REFERENCE SHEET SHOWING
         LOCATION OF INFORMATION REQUIRED BY ITEMS OF PART I OF FORM S-3




        Item Number and Caption               Location in Prospectus
        -----------------------               ----------------------

1.  Forepart of Registration Statement      Forepart and Outside Front
    and Outside Front Cover Page            Cover Page
    of Prospectus

2.  Inside Front and Outside Back           Inside Front Cover Page;
    of Prospectus                           Available Information;
                                            Incorporation of Documents
                                            by Reference; Description of
                                            Capital Stock

3.  Summary Information; Risk               Not Applicable
    Factors; and Ratio of Earnings
    to Fixed Charges

4.  Use of Proceeds                         Not Applicable -- See Cover
                                            Page of Prospectus

5.  Determination of Offering Price         Not Applicable

6.  Dilution                                Not Applicable

7.  Selling Security Holders                Selling Stockholders

8.  Plan of Distribution                    Outside Front Cover Page

9.  Description of Securities               Not Applicable

10. Interests of Named Experts              Not Applicable
    and Counsel

11. Material Changes                        Not Applicable

12. Incorporation of Certain                Incorporation of Documents
    Information by Reference                by Reference; Description of
                                            Capital Stock

13. Disclosure of Commission and            Indemnification of Directors
    Position on Indemnification             and Officers
    for Securities Act Liabilities

                                EXPLANATORY NOTE

   The Reoffer Prospectus which is filed as a part of this Registration Statement has been prepared in accordance with the requirements of Part I of Form S-3 and may be used for reoffers or resales of the Common Stock of Harmon Industries, Inc., a Missouri corporation (the "Company"), acquired by "affiliates" (as such term is defined in Rule 405 of the General Rules and Regulations under the Securities Act of 1933, as amended) pursuant to the exercise of options under the Company's 1996 Long-Term Incentive Plan.

                             Harmon Industries, Inc.

                               Reoffer Prospectus

                        54,000 Shares of Common Stock of


   This Reoffer Prospectus (this "Prospectus") relates to an aggregate of 54,000 shares of Common Stock, $.25 par value (the "Common Stock"), of Harmon Industries, Inc. (the "Company") that may be offered from time to time by certain selling shareholders (the "Selling Stockholders") who may be deemed "affiliates" of the Company (as such term is defined in Rule 405 of the General Rules and Regulations under the Securities Act of 1933, as amended (the "Securities Act")) subsequent to the exercise of stock options that have been granted or that may in the future be granted pursuant to the Company's 1996 Long- Term Incentive Plan (the "Plan"). The Company's Common Stock trades on the Nasdaq National Market under the symbol "HRMN." When acquired by the Selling Stockholders as a result of the exercise of options granted pursuant to the Plan, shares of Common Stock may be sold, from time to time, in ordinary brokers' transactions through the Nasdaq National Market at the price prevailing at the time of such sales. The commission payable will be the regular commission a broker receives for effecting such sales. Shares of Common Stock may also be offered in block trades, private transactions or otherwise. The net proceeds to the Selling Stockholders will be the proceeds received by them upon such sales, less brokerage commissions incurred in connection therewith. The Company will receive no proceeds from the sale of such shares of Common Stock. Information regarding the Selling Stockholders is set forth below under the heading "Selling Stockholders". All expenses of registration incurred in connection with this offering are being borne by the Company, but the selling and other expenses incurred by individual Selling Stockholders will be borne by each such person.

   No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus in connection with the offer contained in this Prospectus, and, if given or made, any such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities in any state or other jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. The delivery of this Prospectus or any sale made hereunder shall not, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. On April 14, 1997, the last reported sale price of the Common Stock on the Nasdaq National Market was $17.00 per share.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             The date of this Reoffer Prospectus is April 18, 1997.

                              AVAILABLE INFORMATION

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the Commission's office at 450 Fifth Street, N.W., Washington, DC 20549 and the Commission's Regional Offices in New York (Seven World Trade Center, 13th Floor, New York, New York 10048) and Chicago (Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661). Copies of such material can be obtained from the Public Records section of the Commission at 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. The Commission maintains an Internet Web site that contains reports, information statements and other information regarding the registrants that file electronically with the Commission. The address of such Internet Web site is http://www.sec.gov.

   The Company has filed a registration statement (the "Registration Statement") on Form S-8 with respect to the Common Stock offered hereby with the Commission under the Securities Act. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any agreement, instrument or other document referred to are not necessarily complete. With respect to each such agreement, instrument or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

   The following documents filed previously with the Commission are specifically incorporated herein by reference:

   (1) The Company's Annual Report on Form 10-K for the Company's fiscal year ended December 31, 1996; and

   (2) All other reports filed with the Commission by the Company pursuant to Section 13(a) or 15(d)of the Exchange Act since December 31, 1996 and prior to the date of this Prospectus;

   All documents filed by the Company pursuant to Sections 13, 14 or 15(d) of the Exchange Act after the date of this Prospectus and before the termination of the offering contemplated herein shall be incorporated by reference into this Prospectus and be a part hereof on the date such documents are filed by the Company with the Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any document filed subsequent to the date of this Prospectus which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   Any person receiving a copy of this Prospectus, including any prospective beneficial owner of Common Stock, may obtain without charge and upon request a copy of any and all of the documents incorporated herein by reference, except for the exhibits to such documents. Written requests should be mailed to the principal executive office of the Company, as follows: Harmon Industries, Inc., 1300 Jefferson Court, Blue Springs, Missouri 64015, Attention: Mr. Charles M. Foudree. Telephone requests may be directed to Mr. Foudree at (816) 229-3345, which is the telephone number for the principal executive office of the Company.

                                   THE COMPANY

   Harmon Industries, Inc. and its wholly-owned subsidiaries (collectively the "Company") are leading suppliers of signal and train control products to railroads throughout North America and the world. The Company sells its products to Class I and short line freight railroads and to rail transit customers. The Company designs, manufactures, markets and services an extensive line of products beneficial to the operating efficiency and safety of freight railroads and rail transit systems. The Company's products include an extensive line of railroad signal and train control systems and related components and services. The Company emphasizes innovation and technology to develop timely and sophisticated solutions to problems that confront its customers. The Company also provides customized asset management services through a warehousing and distribution business. The Company's strategy is to utilize its technological expertise, ability to install turnkey systems, broad product line, extensive sales network and customer service orientation to provide high quality products and services to its customers. The Company plans to continue to expand and improve its product lines to meet its customers' needs. Customer service is an important focus of all aspects of the Company's business.


                          DESCRIPTION OF CAPITAL STOCK

   The Company has authorized capital consisting of 20,000,000 shares of Common Stock, $.25 par value. The shares offered by the Selling Stockholders hereby are validly issued, fully paid and nonassessable, have no conversion or preemptive rights and are not subject to redemption. In the event of liquidation, holders of Common Stock are entitled to receive pro rata all net assets of the Company. Holders of Common Stock are entitled to such dividends as the Board of Directors of the Company, in its discretion, may declare out of funds available therefor. Common Stock is the only class of securities authorized and issued by the Company.

   The Missouri Control Share Acquisition Act, as amended in 1987, imposes limitations on the voting rights of "control shares" of an "issuing public corporation" that are acquired in a "control share acquisition." A "control share acquisition" is generally defined as an acquisition by any person of the ownership of or the right to vote "control shares," which are defined as shares owned by a person who, immediately after acquisition of such shares, surpasses the 20%, 331/3% or 50% levels for ownership of or voting control over outstanding shares of a company. The approval of certain stockholder groups are required before voting rights are restored to control shares. Such approval must be sought by the holder of the control shares. Because the Company is an issuing public corporation, a person holding control shares of Common Stock would have the right to require the Company to hold a special meeting of stockholders of the Company to consider its request for restoration of voting rights, but only if that person undertakes to pay the expenses of the Company incurred in calling such a meeting. Under certain circumstances, redemption rights would be available to stockholders of the Company who vote against the restoration of voting rights to control shares. The acquisition of shares of Common Stock pursuant to this offering would not result in a control share acquisition. The Company has not adopted any amendment to its articles or bylaws that would exempt the Company or any of its stockholders from this statute.

   Holders of Common Stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders.

                              SELLING STOCKHOLDERS

   Shares of Common Stock offered pursuant to this Prospectus have been or will be acquired by Selling Stockholders upon the exercise of stock options granted by the Company pursuant to the Plan.

   The following table sets forth: (i) the name of each Selling Stockholder and his or her position with the Company during the past three years; (ii) the number of shares of Common Stock owned beneficially by him or her as of February 11, 1997; (iii) the maximum number of shares of Common Stock that may be offered by him or her pursuant to this Prospectus as of the date of this Prospectus; and
(iv) the number of shares of Common Stock that will be owned by him or her assuming sale of the maximum number of shares of Common Stock offered for sale pursuant to this Prospectus. Mr. Robert E. Harmon is the only Selling Shareholder who will own more than 1% of the outstanding Common Stock after completion of the offering contemplated hereby. The number of shares of Common Stock shown across from Mr. Harmon's name in the fourth column of the following table was equal to approximately 3.9% of the outstanding Common Stock as of February 11, 1997.


                          Common Stock
                         (Including All       Common Stock
                          Shares Subject      Acquired or
                           to Options)        Expected to           Common
                            Owned on          Be Acquired         Stock to be
 Name and Position(s)      February 11,     Pursuant to Plan      Owned after
    with Company             1997(1)            Options            Offering
    ------------             -------            -------            --------

Thomas F. Eagleton,           5,000              5,000              4,000
Director

Bruce M. Flohr,               5,000              5,000              4,000
Director

Rodney L. Gray,               6,000              5,000              5,000
Director

Robert E. Harmon,           264,339              5,000            263,339
Chairman of the Board
of Directors and past
Chief Executive
Officer

Herbert M. Kohn,             27,100              5,000             26,100
Director

Douglas Wm. List,             6,000              5,000              5,000
Director

Gerald E. Myers,             35,918              5,000             34,918
Director

Donald V. Rentz,              3,000              5,000              2,000
Director

Judith C. Whittaker,          5,000              5,000              4,000
Director


(1)The number of shares shown includes the Shares of Common Stock actually owned as of February 11, 1997 and the shares of Common Stock that the identified person had the right to acquire within 60 days of February 11, 1997 pursuant to the exercise of stock options or conversion of securities.

     The preceding table reflects all Selling Stockholders who are eligible to reoffer and resell Common Stock, whether or not they have a present intent to do so. There is no assurance that any of the Selling Stockholders will sell any or all of the Common Stock offered by them hereunder. The inclusion in the foregoing table of the individuals named therein shall not be deemed to be an admission that any such individuals are "affiliates" of the Company.

     This Prospectus may be amended or supplemented from time to time to add or delete Selling Stockholders.

                              PLAN OF DISTRIBUTION

   It is expected that the offering of Common Stock by the Selling Stockholders will be effected from time to time in one or more transactions in the Nasdaq National Market, or in negotiated transactions, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling to or through broker-dealers and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commission from the Selling Stockholders and/or the purchasers of Common Stock for whom they may act as agent (which compensation may be in excess of customary commissions). The Selling Stockholders and any broker- dealers that participate with the Selling Stockholders in such a distribution may be deemed to be underwriters. Any commissions received by broker-dealers in a distribution and any profit on the sale by broker-dealers in a distribution may be deemed to be underwriting discounts and commissions under the Securities Act.

                                  LEGAL MATTERS

   The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Morrison & Hecker L.L.P., 2600 Grand Avenue, Kansas City, Missouri
64108.

                                     EXPERTS

   The consolidated financial statements of the Company and subsidiaries as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996 have been incorporated by reference herein in reliance on the report of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

   Section 351.355 of the Missouri Revised Statutes (1986) allows indemnification of corporate directors and officers by a corporation under certain circumstances against liabilities, expenses, counsel fees and costs reasonably incurred in connection with or arising out of any action, suit, proceeding or claim to which such person is made a party by reason of such person being or having been such director or officer. Section 351.355 also permits such persons to seek indemnification under any applicable bylaw, agreement, vote of stockholders or disinterested directors or otherwise and permits corporations to maintain insurance for officers and directors against liabilities incurred while acting in such capacities, whether or not the corporation would be empowered to indemnify such persons under this section.

   Reference is made to the Restated Articles of Incorporation of the Company and Article XI of the Bylaws of the Company, which provide broad indemnification rights to the officers and directors.

   The Company has entered into an Indemnity Agreement with each member of its Board of Directors pursuant to which it indemnifies such persons against certain liabilities.

   The Company maintains a policy insuring its officers and directors against certain liabilities, including liabilities under the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

   The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated in this Registration Statement by reference:

   (1) The Company's Annual Report on Form 10-K for the Company's fiscal year ended December 31, 1996; and

   (2) All other  reports  filed with the  Commission by the Company pursuant to
       Section 13(a) or 15(d) of the Exchange Act since December 31, 1996 and prior to the date of this Prospectus;

   (3) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act on November 4, 1974, including any amendment or report filed for the purpose of updating such information.

   All documents filed by the Company subsequent to the date of this Registration Statement pursuant to Section 13, 14 or 15(d) of the Exchange Act prior to any filing by the Company of a post- effective amendment indicating that all securities offered hereby have been sold or de-registering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other document filed subsequently which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

   Not applicable.

Item 5.  Interests of Named Experts and Counsel.

   Not applicable.

Item 6.  Indemnification of Directors and Officers.

   Section 351.355 of the Missouri Revised Statutes (1986) allows indemnification of corporate directors and officers by a corporation under certain circumstances against liabilities, expenses, counsel fees and costs reasonably incurred in connection with or arising out of any action, suit, proceeding or claim to which such person is made a party by reason of such person being or having been such director or officer. Section 351.355 also permits such persons to seek indemnification under any applicable bylaw, agreement, vote of stockholders or disinterested directors or otherwise and permits corporations to maintain insurance for officers and directors against liabilities incurred while acting in such capacities, whether or not the corporation would be empowered to indemnify such persons under this section.

   Reference is made to the Restated Articles of Incorporation of the Company and Article XI of the Bylaws of the Company, which provide broad indemnification rights to the officers and directors.

    The Company has entered into an Indemnity Agreement with each member of its Board of Directors pursuant to which it indemnifies such persons against certain liabilities.

   The Company maintains a policy insuring its officers and directors against certain liabilities, including liabilities under the Securities Act.

Item 7.  Exemption from Registration Claimed.

   Not Applicable

Item 8.  Exhibits.

   The following exhibits are filed herewith or are incorporated herein by reference to the indicated documents filed by the Company (File No. 0-7916) with the Commission.

Exhibit No.
-----------

   4.1-  Harmon Industries, Inc. 1996 Long Term Incentive
         Plan (incorporated by reference to the Company's
         Proxy Statement for the Annual Meeting of
         Shareholders held on May 14, 1996).

   4.2- The Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992).

   4.3- The Bylaws of the Company (incorporated by reference to Exhibit 4.2 of the Company's Registration Statement on Form S-2 filed with the Commission on March 22, 1993).

   4.4- Specimen Stock Certificate (incorporated by reference to Exhibit 4.3 of the Company's Registration Statement on Form S-2 filed with the Commission on March 22, 1993).

   5 - Opinion of Morrison & Hecker L.L.P. regarding legality of shares.

   23.1- Consent of KPMG Peat Marwick LLP.

   23.2- Consent of Morrison & Hecker L.L.P. (included in
         Exhibit 5).

   24 - Power of Attorney for certain members of the Board of Directors of the Company.

Item 9.  Undertakings.

   A. The undersigned registrant hereby undertakes:

   (i) To file, during any period in which offers or sells securities, a post-effective amendment to this Registration Statement to:

         (a)  include any prospectus required by Section
              10(a)(3) of the Securities Act of 1933:

         (b)  reflect in the prospectus any facts or
              events which, individually or together,
              represents a fundamental change in the
              information in the Registration Statement:
              and

         (c)  include any additional or changed
              information on the plan of distribution;

         provided, however, that clauses (a) and (b) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required in a post-effective amendment is incorporated by reference from periodic reports filed by the Registrant under the Securities Exchange Act of 1934.

   (ii) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (iii) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

   B. The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the security being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blue Springs, State of Missouri, on April 16, 1997.


                         HARMON INDUSTRIES, INC.



                         By: /s/ Bjorn E. Olsson
                             ___________________
                             Bjorn E. Olsson, President and
                             Chief Executive Officer


   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                Title                           Date



/s/ Bjorn E. Olsson
______________________
Bjorn E. Olsson         President, Chief Executive       April 16, 1997
                        Officer, Director


/s/ Charles M. Foudree
______________________
Charles M. Foudree      Executive Vice President         April 16, 1997
                        (Chief Financial Officer)
                        Director


/s/ Stephen L. Schmitz
______________________
Stephen L. Schmitz      Vice President - Controller      April 16, 1997
                        (Chief Accounting Officer)


/s/ Robert E. Harmon
______________________
Robert E. Harmon        Chairman of the Board            April 16, 1997
                        and Director



______________________
Thomas F. Eagleton      Director                         April 16, 1997




/s/ Bruce M. Flohr
______________________
*Bruce M. Flohr         Director                         April 16, 1997



______________________
Rodney H. Gray          Director                         April 16, 1997

/s/ Herbert M. Kohn
______________________
*Herbert M. Kohn          Director                      April 16, 1997


/s/ Douglass Wm. List
______________________
*Douglass Wm. List        Director                      April 16, 1997


/s/ Gerald E. Myers
______________________
*Gerald E. Myers          Director                      April 16, 1997



______________________
Donald V. Rentz           Director                      April 16, 1997



/s/ Judith C. Whittaker
______________________
*Judith C. Whittaker      Director                      April 16, 1997


*By:/s/ Robert E. Harmon   As Attorney-in-Factfor        April 16, 1997
    __________________     the Directors whose names
    Robert E. Harmon       are marked by an asterisk
    Attorney-in-Fact